EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-36480
(To Prospectus dated July 11, 2003)


                           [REGIONAL BANK HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                             Share     Trading
                Name of Company                   Ticker    Amounts    Market
         ---------------------------------------- ------    -------    --------
         AmSouth Bancorporation                     ASO         12      NYSE
         Bank One Corporation                       ONE         33      NYSE
         BB&T Corporation                           BBT         10      NYSE
         Comerica Incorporated                      CMA          5      NYSE
         Fifth Third Bancorp                        FITB      13.5     NASDAQ
         F1eetBoston Financial Corporation          FBF         25      NYSE
         KeyCorp                                    KEY         13      NYSE
         Marshall & Ilsley Corporation               MI          6      NYSE
         Mellon Financial Corporation               MEL         14      NYSE
         National City Corporation                  NCC         18      NYSE
         Northern Trust Corporation                 NTRS         7     NASDAQ
         State Street Corporation                   STT         10      NYSE
         SunTrust Banks, Inc.                       STI          9      NYSE
         Synovus Financial Corp.                    SNV          8      NYSE
         The PNC Financial Services Group, Inc.     PNC          9      NYSE
         US Bancorp(1)                              USB      56.83      NYSE
         Wachovia Corporation                        WB         41      NYSE
         Wells Fargo & Co.                          WFC         24      NYSE

         ----------------------

         (1) As a result of the spin-off of Piper Jaffray from US Bancorp, an underlying security included in Regional Bank HOLDRS, shareholders of record as of December 22, 2003 will receive 0.01 shares of Piper Jaffray for each share of US Bancorp held. Effective January 7, 2004, for the 56.83 shares of US Bancorp represented by a round-lot of 100 Regional Bank HOLDRS, the Bank of New York will receive 0.5683 shares of Piper Jaffray, which will be included as an underlying security in Regional Bank HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.